CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent
Auditors" and "Financial Statements" and to the incorporation by reference of our report dated November
30, 1998 in the Registration Statement (Form N-1A) and related Prospectus of Grand Prix Funds, Inc. filed with the Securities and Exchange Commission in this Post-
Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (File No. 333-39133) and in this Amendment No. 6 to the Registration
Statement under the Investment Company Act of 1940
(File No. 811-8461).


                             /s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 22, 1999